Exhibit 99.2

News Release

Lockheed Martin to Acquire Sikorsky Aircraft and Conduct Strategic Review of

IT and Technical Services Businesses

Corporation takes actions to shape portfolio for future growth

BETHESDA, Md., July 20, 2015 – Lockheed Martin (NYSE: LMT) has entered into a definitive agreement to acquire Sikorsky Aircraft, a world leader in military and commercial rotary-wing aircraft, for $9.0 billion. The price is effectively reduced to approximately $7.1 billion, after taking into account tax benefits resulting from the transaction.

“Sikorsky is a natural fit for Lockheed Martin and complements our broad portfolio of world-class aerospace and defense products and technologies,” said Marillyn Hewson, Lockheed Martin chairman, president and CEO. “I’m confident this acquisition will help us extend our core business into the growing areas of helicopter production and sustainment. Together, we’ll offer a strong portfolio of helicopter solutions to our global customers and accelerate the pace of innovation and new technology development.”

The acquisition is subject to customary conditions, including securing regulatory approvals, and is expected to close by late fourth quarter 2015 or early first quarter 2016. The transaction will have no impact on the company’s previously stated commitments to return cash to shareholders through dividends and to reduce outstanding share count to below 300 million shares by the end of 2017.

Lockheed Martin and United Technologies Corporation have agreed to make a joint election under Section 338(h)(10) of the Internal Revenue Code, which treats the transaction as an asset purchase for tax purposes. The election generates a tax benefit with an estimated present value of $1.9 billion for Lockheed Martin and its shareholders.

The Corporation plans to align Sikorsky under the Lockheed Martin Mission Systems and Training (MST) business segment. MST and Stratford, Conn., based Sikorsky currently partner on a number of critical programs, including the VH-92 Presidential Helicopter, Combat Rescue Helicopter and the Naval MH-60 Helicopter.

Separately, Lockheed Martin will conduct a strategic review of alternatives for its government IT and technical services businesses, primarily in the Information Systems & Global Solutions business segment and a portion of the Missiles and Fire Control business segment. The programs to be reviewed represent roughly $6 billion in estimated 2015 annual sales and more than 17,000 employees.

“As global security market dynamics shift, this review will strengthen our competitive posture, enabling sustained, profitable growth and positioning Lockheed Martin to deliver value for customers, shareholders and employees,” Hewson said.

Lockheed Martin is a leading IT and technical services provider around the globe, and with a series of recent wins in the U.S., Europe and Australia, the business is well positioned for the future. However, following recent shifts in market dynamics, Lockheed Martin will explore whether the businesses can achieve greater growth and create more value for customers and shareholders outside of the Corporation. The strategic review is expected to result in a spin-off to Lockheed Martin shareholders or sale of these components.

The IS&GS programs that are not included in the strategic review are mostly focused on defense and intelligence customers and will be realigned into the Corporation’s other four business segments following completion of the review.

For more information and updates on the Sikorsky Aircraft Acquisition, visit: lockheedmartin.com/sikorsky.

About Lockheed Martin

Headquartered in Bethesda, Maryland, Lockheed Martin is a global security and aerospace company that employs approximately 112,000 people worldwide and is principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services. The Corporation’s net sales for 2014 were $45.6 billion.

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Media Contact:

Dan Nelson, +1 301-897-6357; dan.nelson@lmco.com

Investor Relations Contacts:

Jerry Kircher, vice president, Investor Relations, +1 301-897-6584; jerry.f.kircher@lmco.com

Greg Gardner, director, Investor Relations, +1 301-897-6455; greg.m.gardner@lmco.com

Forward Looking Statements

This news release contains statements which, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws, and are based on Lockheed Martin’s current expectations and assumptions, including, among other things, statements regarding the Corporation’s proposed acquisition of Sikorsky Aircraft (the “Transaction”) and the expected benefits of the Transaction, including expected synergies and costs savings and the potential for growth and expanded capabilities and customer relationships as a result of the Transaction; statements related to the plans, strategies and objectives of the Corporation for future operations, including statements related to a potential strategic alternative transaction related to its government IT and technical services businesses, or the terms, timing or structure of any such transaction (or whether any such transaction will take place at all); the future performance of the Corporation or of any such businesses if any such transaction is completed; and future and estimated sales, earnings, cash flows, charges, expenditures, dividends and share repurchases of the Corporation. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast,” and similar expressions are intended to identify forward-looking statements. There can be no assurance that any transaction or future events will occur as anticipated, if at all, or that actual results will be as expected. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially due to factors such as: the failure to obtain, delays in obtaining, or adverse conditions contained in any required regulatory or other approvals for consummation of the Transaction; the failure to consummate or a delay in consummating the Transaction for other reasons; the failure by the Corporation to obtain the necessary debt to finance the purchase price of the Transaction on favorable terms or at all; the failure of the Corporation to realize the intended tax benefits from the Transaction; the Corporation’s business or the Sikorsky Aircraft being disrupted due to transaction-related uncertainty; the Corporation being unable to successfully integrate the Sikorsky Aircraft and generate synergies and other cost savings; the risk of litigation relating to any transaction; competitive responses to any transaction; unexpected costs, charges or expenses resulting from any transaction; potential adverse reactions or changes to business relationships from the announcement or completion of any transaction; risks and uncertainties related to a potential separation of, or any other transaction related to, the Corporation’s government IT and technical services businesses; the availability of funding for the Corporation’s products and services both domestically and internationally due to general economic conditions, performance, cost and other factors; the effect of capitalization changes (such as share repurchase activity, accelerated pension funding, stock option exercises, or debt levels); and the competitive environment for the Corporation’s products and services. These are only some of the factors that may affect the forward-looking statements contained in this news release. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see the Corporation’s filings with the SEC including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended Dec. 31, 2014 and quarterly reports on Form 10-Q. The Corporation’s filings may be accessed through the Investor Relations page of its website, www.lockheedmartin.com/investor, or through the website maintained by the SEC at www.sec.gov. Except where required by applicable law, the Corporation expressly disclaims a duty to provide updates to forward-looking statements after the date of this news release to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this news release are intended to be subject to the safe harbor protection provided by the federal securities laws.